                                                      Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                                  ----------

                          COMPUTER INTEGRATION CORP.
            (Exact name of registrant as specified in its charter)

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
                              DELAWARE                                                  65-0506623
   (State or other jurisdiction of incorporation or organization)           (I.R.S. Employer Identification No.)

                    7900 GLADES ROAD, SUITE 4400
                         BOCA RATON, FLORIDA                                               33434
              (Address of principal executive offices)                                  (Zip Code)
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         COMPUTER INTEGRATION CORP. 1994 STOCK OPTION PLAN, AS AMENDED
                          1994 EMPLOYEE INCENTIVE PLAN
                           (Full titles of the plans)

                              SAMUEL C. MCELHANEY
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                           COMPUTER INTEGRATION CORP.
                          7900 GLADES ROAD, SUITE 4400
                           BOCA RATON, FLORIDA 33434
                    (Name and address of agent for service)

                                 (407) 482-6678
         (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              DONN A. BELOFF, ESQ.
                                HOLLAND & KNIGHT
                     ONE EAST BROWARD BOULEVARD, SUITE 1300
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 525-1000

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                                             CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                      PROPOSED       PROPOSED
                                      AMOUNT TO       MAXIMUM         MAXIMUM
                                         BE       OFFERING PRICE    AGGREGATE           AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED   PER SHARE(1)   OFFERING PRICE   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share                       750,000        $1 13/32      1,054,688           $320
==========================================================================================================
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(1)      Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h).  The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the NASDAQ National Market System on December 4, 1996.

                           INCORPORATION BY REFERENCE
                       OF PREVIOUS REGISTRATION STATEMENT

    This Registration Statement on Form S-8 is filed to register 750,000 shares of Common Stock of the Registrant authorized pursuant to Amendment No. 1 to the Registrant's 1994 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, as amended, Registration Number 333-04123, with respect to (i) 1,050,000 shares of common stock of the Registrant issuable pursuant to the 1994 Stock Option Plan (prior to amendment) and (ii) 5,000 shares of common stock issuable pursuant to the Registrant's 1994 Employee Incentive Plan, are incorporated herein by reference.

                                    EXHIBITS

         The following exhibits are filed herewith:

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
        NO.                                      DESCRIPTION
        5.1                               Opinion re legality

        23.1                              Consent of Ernst & Young, LLP

        23.2                              Consent of McGladrey & Pullen, LLP

        23.3                              Consent of Holland & Knight (included in Exhibit 5.1)

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

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, this 9th day of December, 1996.

                                COMPUTER INTEGRATION CORP.



                                By: /s/ Samuel C. McElhaney
                                    -------------------------------------------
                                      Samuel C. McElhaney
                                      Chairman of the Board and Chief Executive
                                      Officer



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


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
             Signature                              Capacity                     Date
             ---------                              --------                     ----
 /s/ Samuel C. McElhaney                  Chairman of the Board and     December 9, 1996
----------------------------------
Samuel C. McElhaney                       Chief Executive Officer and
                                          Director (Principal
                                          Executive Officer)
 /s/ John F. Chiste                       Chief Financial Officer,      December 9, 1996
----------------------------------
John F. Chiste                            Treasurer (Principal
                                          Financial and Accounting
                                          Officer)


 /s/ Araldo Cossutta                      Director                      December 9, 1996
---------------------------------
Araldo Cossutta


 /s/ Frank Zappala                        Director                      December 9, 1996
----------------------------------
Frank Zappala

 /s/ Ronald G. Assaf                      Director                      December 9, 1996
----------------------------------
Ronald G. Assaf
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